UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT REMINDER TO VOTE YOUR PROXY

March 19, 2020

Dear Stockholder:

The annual meeting of stockholders of FuelCell Energy, Inc. is scheduled to be held on Thursday, April 9, 2020 at 10:00 a.m. Eastern Daylight Time. The Board and Management Team value you as a stockholder and we encourage you to exercise your voting privileges right now by telephone, by internet, or by completing and mailing the enclosed proxy card.

The FuelCell Energy Board of Directors recommends that stockholders vote “FOR” each of the nominees for director named in the proxy statement and on your proxy card and “FOR” each of the other proposals being submitted to a vote at the annual meeting.

Regardless of the number of shares you own, your vote is very important and informs the Board and Management Team about your thoughts as a stockholder. We encourage all stockholders to have their voices heard, we want to hear your voices. Please vote your shares today!

To provide an update on our operating results and strategy, on March 16, 2020, we filed our Quarterly Report on Form 10-Q for our first quarter of fiscal 2020, released our first quarter of fiscal 2020 financial results press release, and hosted a conference call to discuss these results and overall areas of focus, strategy and expectations.

Financial highlights for the first quarter of fiscal 2020 included:

•	Revenues of $16.3 million in the first quarter of fiscal 2020, compared with $ 17.8 million on the first quarter of fiscal 2019

•	Gross Margin of 20.2% in the first quarter of fiscal 2020, compared to (12.4%) in the first quarter of fiscal 2019

•	Operating expense decreased $6.6 million, or 51%, compared to the first quarter of fiscal 2019

•	Loss from operations improved to $(3.1) million in the first quarter of fiscal 2020, compared to $(15.2) million in the first quarter of fiscal 2019

•	Backlog of $1.36 billion as of January 31, 2020, a $117.9 million (or 9%) improvement from January 31, 2019

If you have any questions, or need assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc., toll-free at (800) 322-2885 or (212) 929-5500 or at proxy@mackenziepartners.com

Thank you for your attention to this important matter.

Sincerely,

FuelCell Energy, Inc.

SCAN TO
VIEW MATERIALS & VOTE

FUELCELL ENERGY, INC.
3 GREAT PASTURE ROAD
DANBURY, CT 06810
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FCEL2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91480-P33418 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FUELCELL ENERGY, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below and FOR each of the following proposals:

		For	Against	Abstain
1.	Election of Directors			
	Nominees:			
1a.	James H. England	☐	☐	☐
1b.	Jason Few	☐	☐	☐
1c.	Chris Groobey	☐	☐	☐
1d.	Matthew F. Hilzinger	☐	☐	☐
1e.	Natica von Althann	☐	☐	☐
2.	To ratify the selection of KPMG LLP as FuelCell Energy, Inc.'s independent registered public accounting firm for the fiscal year ending October 31, 2020	☐	☐	☐
3.	To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.'s named executive officers as set forth in the "Executive Compensation" section of the proxy statement	☐	☐	☐
4.	To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 225,000,000 shares to 337,500,000 shares	☐	☐	☐
5.	To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date